Exhibit 99.1

Intuitive Surgical Announces Record $35.5 Million Third Quarter Revenue, Up 52% and $6.1 Million Net Income, $0.17 per Share

SUNNYVALE, CA -- (MARKET WIRE) -- 10/26/2004 -- Intuitive Surgical, Inc. (NASDAQ: ISRG), the industry leader in surgical robotics, today reported record third quarter 2004 sales of $35.5 million, increasing 52% from $23.4 million for the third quarter of 2003. Higher sales were driven by continued recurring revenue growth and higher da Vinci® Surgical System shipments. Third quarter 2004 recurring revenue, consisting of instrument, accessory, service and training revenue, totaled $16.5 million, up 110% over the prior year. Third quarter 2004 recurring revenue increased to 46% of total sales from 34% during the third quarter of 2003.

Third quarter 2004 system revenue increased to $19.0 million from $15.5 million during the third quarter 2003. Intuitive sold 18 da Vinci® Surgical Systems during the third quarter of 2004, compared to 15 in the third quarter of 2003. Intuitive ended the third quarter 2004 with 261 cumulative da Vinci® Surgical Systems sold, compared to 192 at the end of the third quarter 2003.

                     Three Months Ended,          Nine Months Ended,
                 9/30/04  9/30/03  Increase   9/30/04  9/30/03  Increase
                  -----    -----    -----      -----    -----    -----
Revenue
 ($Millions)
Systems           $19.0    $15.5     $3.5      $51.7    $44.3     $7.4
Instruments/
 Accessories      $10.3     $5.0     $5.3      $25.9    $12.7    $13.2
Service/
 Training          $6.2     $2.9     $3.3      $16.0     $7.1     $8.9
                  -----    -----    -----      -----    -----    -----
                  $35.5    $23.4    $12.1      $93.6    $64.1    $29.5
                  =====    =====    =====      =====    =====    =====

Cumulative
 da Vinci®
 Surgical System
 Unit Sales
Shipments            18       15        3         51       43        8
Cumulative
 Shipments          261      192       69        261      192       69
Gross profit increased to $22.7 million, or 64.0% of sales, for the third quarter 2004, compared to $12.1 million, or 51.6% of sales for the third quarter 2003.

Third quarter 2004 operating expenses of $17.2 million were $1.5 million higher than the third quarter 2003.

The company reported third quarter 2004 net income of $6.1 million, or $0.17 per diluted share, compared to a net loss of $3.4 million, or ($0.12) per diluted share for the third quarter 2003.

Intuitive was $14.8 million cash flow positive for the third quarter 2004, ending the period with $121.2 million in cash and short-term investments.

Commenting on the announcement, Lonnie Smith, Chairman and CEO of Intuitive Surgical said, "We are pleased with the strength of our third quarter revenue and earnings performance. Our continued sales and earnings growth demonstrates the ongoing market adoption of our da Vinci® Surgical System platform as well as the power of our business model."

The company will also announce these results at a conference call today at 1:30 pm PDT. The dial-in numbers for the call are 877-909-3508 for participants located in the U.S. and 484-630-4228 for participants located outside the U.S. The passcode is ISRG and the meeting leader is Mr. Lonnie Smith. To access financial information that will be discussed on the call, please visit Intuitive Surgical's website at www.intuitivesurgical.com.

About Intuitive's Products:

The da Vinci® Surgical System consists of a surgeon's viewing and control console having an integrated, high-performance InSite® 3-D vision system, a patient-side cart consisting of three or four robotic arms that position and precisely maneuver endoscopic instruments and an endoscope, and a variety of articulating EndoWrist® Instruments. By integrating computer-enhanced technology with surgeons' technical skills, Intuitive believes that its system enables surgeons to perform better surgery in a manner never before experienced. The da Vinci® Surgical System seamlessly and directly translates the surgeon's natural hand, wrist and finger movements on instrument controls at the surgeon's console outside the patient's body into corresponding micro-movements of the instrument tips positioned inside the patient through small puncture incisions, or ports.

The Aesop® Endoscope Positioner is a voice-activated robotic arm that automates the critical task of endoscope positioning, providing the surgeon with direct control over a smooth, precise and stable view of the internal surgical field.

The Hermes® Control Center is a centralized system designed to voice control a series of networked "smart" medical devices.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are necessarily estimates reflecting the best judgment of our management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including the following: timing and success of product development and market acceptance of developed products; regulatory approvals, clearances and restrictions; guidelines and recommendations in the health care and patient communities; intellectual property positions and litigation; competition in the medical device industry and in the specific markets of surgery in which Intuitive Surgical operates; and unanticipated manufacturing disruptions, delays in regulatory approvals of new manufacturing facilities or the inability to meet demand for products. Words such as "estimate," "project," "plan," "intend," "expect," "anticipate," "believe" and similar expressions are intended to identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Intuitive®, da Vinci®, InSite®, EndoWrist®, Hermes®, and Aesop® are registered trademarks of Intuitive Surgical, Inc.

                            INTUITIVE SURGICAL, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                (UNAUDITED)

                               Three Months Ended,       Nine Months Ended,
                              9/30/04     9/30/03       9/30/04     9/30/03
                             --------    --------      --------    --------
Sales:
 Products                    $ 29,262    $ 20,515      $ 77,583    $ 56,958
 Services                       6,231       2,878        16,026       7,123
                             --------    --------      --------    --------
Total sales                    35,493      23,393        93,609      64,081

Cost of sales:
 Products                       9,798       9,397        27,871      24,075
 Services                       2,973       1,932         7,552       5,513
                             --------    --------      --------    --------
Total cost of sales            12,771      11,329        35,423      29,588
                             --------    --------      --------    --------

  Gross profit                 22,722      12,064        58,186      34,493
  Gross profit %                 64.0%       51.6%         62.2%       53.8%

Operating costs and
 expenses:
  Selling, general, and
   administrative              12,600      11,320        34,378      29,303
  Research and development      4,635       4,407        13,571      11,457
                             --------    --------      --------    --------
    Total operating costs
     and expenses              17,235      15,727        47,949      40,760
                             --------    --------      --------    --------

Income (loss) from
 operations                     5,487      (3,663)       10,237      (6,267)

Other income, net                 692         310         1,924       1,499
                             --------    --------      --------    --------
Income (loss) before
 income tax provision           6,179      (3,353)       12,161      (4,768)
Income tax provision               66           0           365           0
                             --------    --------      --------    --------
Net income (loss)            $  6,113    $ (3,353)     $ 11,796    $ (4,768)
                             ========    ========      ========    ========
Net earnings (loss) per share -
        Basic                 $  0.18     $ (0.12)      $  0.35     $ (0.22)
                             ========    ========      ========    ========
        Diluted               $  0.17     $ (0.12)      $  0.34     $ (0.22)
                             ========    ========      ========    ========

Weighted average shares outstanding
 used to compute net earnings (loss)
 per share -
        Basic                  33,823      26,878        33,556      21,296
                             ========    ========      ========    ========
        Diluted                35,305      26,878        34,534      21,296
                             ========    ========      ========    ========

                         INTUITIVE SURGICAL, INC.
                       CONSOLIDATED BALANCE SHEETS
                              (IN THOUSANDS)

                                                 Unaudited
                                                  9/30/04    12/31/03(a)
                                                 ---------    ---------
Assets
Current assets:
  Cash and cash equivalents                         11,268       11,335
  Short-term investments                           109,947      101,614
  Accounts receivable, net                          26,361       26,820
  Inventories, net                                   6,596        8,788
  Prepaid expenses and other current assets          3,688        3,203
  Restricted cash equivalents                          204          188
                                                 ---------    ---------
    Total current assets                           158,064      151,948

Property and equipment, net                         27,779       10,288
Restricted cash equivalents                            319          642
Intangible assets, net                               6,688        8,089
Goodwill                                           143,332      143,106
Other assets                                           641          921
                                                 ---------    ---------

Total assets                                     $ 336,823    $ 314,994
                                                 =========    =========

Liabilities and stockholders' equity
Current liabilities:
  Accounts payable                                   5,214        5,894
  Accrued compensation and employee benefits         7,450        5,267
  Restructuring accrual                                806          971
  Other accrued liabilities                          7,488        9,134
  Deferred revenue                                  14,092       11,345
  Current portion of notes payable                     813        1,030
                                                 ---------    ---------
    Total current liabilities                       35,863       33,641

Long-term notes payable                                 52          695
Deferred revenue                                     1,077        1,148
Other accrued liabilities                               57          553

Stockholders' equity
  Common stock                                          34           33
  Preferred stock                                        -            -
  Additional paid-in capital                       426,390      416,559
  Deferred compensation                                  -          (99)
  Accumulated deficit                             (126,618)    (138,414)
  Accumulated other comprehensive income               (32)         878
                                                 ---------    ---------
    Total stockholders' equity                     299,774      278,957
                                                 ---------    ---------

Total liabilities and stockholders' equity       $ 336,823    $ 314,994
                                                 =========    =========

(a) - Derived from the audited financial statements included in the
Company's Annual Report on Form 10-K for the year ended December 31, 2003 but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

Contacts:
Ben Gong
408-523-2175

Sarah Norton
408-523-2161